Exhibit 99.1

2U, Inc. Appoints Paul S. Lalljie as Chief Financial Officer

LANHAM, Md., October 16, 2019 /PR Newswire/ -- 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today announced the appointment of Paul S. Lalljie as the company’s Chief Financial Officer, effective October 14, 2019. Lalljie has more than 20 years of experience in finance management in the high-growth technology sector and most recently served as CFO of Neustar, Inc., an information services and technology company, from 2009 to 2018.

As Neustar’s CFO, Lalljie oversaw all global finance functions, including treasury, accounting, financial planning and analysis, real estate management, and investor relations. While at Neustar, he led the company’s quarterly reporting cycles and was instrumental in a broad range of capital markets transactions, including an initial public offering, five rounds of financings, six share repurchases, and multiple acquisitions.

Lalljie joined Neustar’s finance department in 2000 and held several roles there before becoming CFO. Joining Neustar in its early start-up phase, he built and managed several different finance teams, partnering with business operations leaders to improve processes and to speed up decision making. Since 2018, Lalljie has served as an investment advisor for private equity firms, consulting for their software and services teams.

“Paul Lalljie is an accomplished finance professional, and we are thrilled to have him as our next CFO,” 2U Co-Founder and CEO Christopher "Chip" Paucek said. "After conducting a comprehensive search, Paul is the clear choice to lead our finance team. He brings two decades of first-hand corporate finance experience in the technology world, and we look forward to leveraging his knowledge and talent as we forge ahead with the growth of our company.”

"Over the last decade, 2U has become the global leader in digital higher education, partnering with over 70 of the world’s best universities to serve the evolving and expanding needs of lifelong learners,” Lalljie said. “This is a very exciting time to join the 2U team, and I look forward to helping support the company’s mission of eliminating the back row in higher education.”

Lalljie will lead 2U’s global financial operations, reporting directly to Paucek. Lalljie succeeds Catherine A. Graham, who announced her retirement as 2U’s CFO in August.

About Paul Lalljie

Before joining 2U, Paul Lalljie, 46, spent 18 years at Neustar, Inc., working in the information services and technology company’s finance department during that entire span. In the nine years that he served as the company’s CFO, Lalljie led the company through its quarterly reporting cycles and oversaw equity and debt capital raisings, stock buy backs, and acquisitions. In addition, he built and managed a talented finance team, led operational and strategic changes, and designed a new organizational structure to support Neustar’s business. In 2012, the Northern Virginia Technology Council awarded Lalljie with their most prestigious award, naming him the Public Company CFO of the Year.

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor–it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 250 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 150,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning the Company and other matters. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Examples of forward-looking statements include, among others, statements we make regarding Graham’s retirement, future roles with the Company and the appointment of her successor. The Company has based these forward-looking statements largely on its current expectations about future events and short term and long-term business operations and objectives as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. In light of these uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual events could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Charlotte Ward, 2U, Inc., cward@2U.com

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